UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 09/13/2011

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8375 South Willow Street, Littleton, Colorado, 80124

(Address of principal executive offices, including zip code)

303-792-5554

(Registrant’s telephone number, including area code)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, England, CH65 4EY

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other reportable events

Settlement of NewMarket Corporation complaint:

As previously disclosed by Innospec Inc. (the “Company”), the Company and its subsidiaries, Alcor Chemie Vertriebs GmbH and Innospec Limited, were the subject of two civil actions brought by NewMarket Corporation and its subsidiary, Afton Chemical Corporation (collectively, “NewMarket”).

NewMarket and the Company have agreed to settle these actions pursuant to the terms of a settlement agreement between them signed on September 13, 2011 which provides for mutual releases of the parties and dismissal of the actions with prejudice. Under the settlement agreement, the Company will pay NewMarket an aggregate amount of approximately $45 million, payable in a combination of cash, a promissory note and stock, of which $25 million is payable in cash by September 20, 2011, $15 million is payable in three equal annual installments under the promissory note (carrying simple interest at 1% per annum) the first installment of which is due on September 10, 2012, and approximately $5 million is payable in the form of 195,313 shares of the Company’s common stock by September 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOSPEC INC.

By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel

Date: September 14, 2011